12










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                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT

                                 CODE OF ETHICS
--------------------------------------------------------------------------------




                       This is an important document. You
                         should take the time to read it
                        thoroughly before you submit the
                         required annual certification.

       ANY QUESTIONS REGARDING THIS CODE OF ETHICS SHOULD BE REFERRED TO A
                    MEMBER OF THE SEI COMPLIANCE DEPARTMENT.

                                TABLE OF CONTENTS




I.       GENERAL POLICY
II.      CODE OF ETHICS

         A.       PURPOSE OF CODE
         B.       EMPLOYEE CATEGORIES
         C.       PROHIBITIONS AND RESTRICTIONS
         D.       PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
         E.       REPORTING REQUIREMENTS
         F.       DETECTION AND REPORTING OF CODE VIOLATIONS
         G.       VIOLATIONS OF THE CODE OF ETHICS
         H.       CONFIDENTIAL TREATMENT
         I.       RECORDKEEPING
         J.       DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

III.     EXHIBITS - CODE OF ETHICS REPORTING FORMS

I. GENERAL POLICY

SEI Investments Global Funds Services ("SIGFS") and SEI Investments Funds Management ("SIFM") (jointly "SEI") provide fund accounting and administration services to investment companies that are registered under the Investment Company Act of 1940 ("Investment Vehicles"). In addition, certain employees of SEI or their affiliates serve as directors and/or officers of certain Investment Vehicles. This Code of Ethics ("Code") sets forth the procedures and restrictions governing the personal securities transactions for SEI personnel.

SEI has a highly ethical business culture and expects that all personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. Thus, SEI personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Code, certain SEI personnel, their family members, and other persons associated with SEI will be subject to various requirements for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

EACH PERSON SUBJECT TO THIS CODE MUST READ AND RETAIN A COPY OF THIS CODE AND AGREE TO ABIDE BY ITS TERMS. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS CODE MAY RESULT IN THE IMPOSITION OF SERIOUS SANCTIONS, INCLUDING, BUT NOT LIMITED TO DISGORGEMENT OF PROFITS, PENALTIES, DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND/OR REFERRAL TO REGULATORY OR LAW ENFORCEMENT AGENCIES.

PLEASE NOTE THAT SEI PERSONNEL ARE ALSO SUBJECT TO THE CODE OF CONDUCT OF SEI INVESTMENTS COMPANY, WHICH IS THE PARENT COMPANY OF SIGFS AND SIFM. THE REQUIREMENTS AND LIMITATIONS OF THIS CODE OF ETHICS ARE IN ADDITION TO ANY REQUIREMENTS OR LIMITATIONS CONTAINED IN THE CODE OF CONDUCT. IN ADDITION, EMPLOYEES OF SIGFS AND SIFM ARE SUBJECT TO ALL OTHER APPLICABLE COMPLIANCE POLICIES AND PROCEDURES ADOPTED BY THOSE ENTITIES.

ANY QUESTIONS REGARDING THIS CODE OF ETHICS SHOULD BE DIRECTED TO A MEMBER OF THE SEI COMPLIANCE DEPARTMENT (SOFIA ROSALA, TELEPHONE 610-676-2710 IS THE PRIMARY CONTACT).

II.  CODE OF ETHICS

A.  PURPOSE OF CODE

This Code is intended to conform to the provisions of Section 17(j) of the Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 thereunder, as amended, to the extent applicable to SEI's role as fund accountant and administrator to Investment Vehicles. Those provisions of the U.S. securities laws are designed to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such companies. Certain SEI personnel will be subject to various requirements based on their responsibilities within SEI and accessibility to certain information. Those functions are set forth in the categories below.

B.  EMPLOYEE CATEGORIES

         1.  ACCESS PERSON:

         (A) Any director, officer or employee of SEI or their affiliates who serves as a director or officer of an Investment Vehicle for which SEI provides fund accounting or administration services; and

         (B) Any director, officer or employee of SEI who, in connection with his or her regular functions or duties, obtains information concerning recommendations to an Investment Vehicle with regard to the purchase or sale of Covered Securities, or obtains prior or contemporaneous information regarding the purchase or sale of Covered Securities by an Investment Vehicle.

         2.  ADMINISTRATION PERSONNEL:

         Any director, officer or employee of SEI whose principal function or duties relate to the provision of fund accounting or fund administration services by SEI to any Investment Vehicle, and who is not an Access Person.

C.  PROHIBITIONS AND RESTRICTIONS

         1.       PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION

         Access Persons and Administration Personnel may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle:

                  (a) employ any device, scheme or artifice to defraud the Investment Vehicle;

                  (b) make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                  (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or

                  (d) engage in any manipulative practice with respect to the Investment Vehicle.

2.       EXCESSIVE TRADING OF MUTUAL FUND SHARES

         Access Persons and Administration Personnel may not, directly or indirectly, engage in excessive short-term trading of shares of Investment Vehicles for which SEI provides fund accounting or administration services. EXHIBIT 7 hereto provides a list of the Investment Vehicles for which SEI provided such services as of MARCH 2004. For purposes of this section, a person's trades shall be considered "excessive" if made in violation of any stated policy in the mutual fund's prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

D.  PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

          1.  TRANSACTIONS REQUIRED TO BE PRE-CLEARED:

              o Access Persons and Administration Personnel must pre-clear with a member of the SEI Compliance Department a proposed transaction in a Covered Security if he or she has actual knowledge at the time of the transaction that, during the 24 hour period immediately preceding or following the transaction, the Covered Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle. The pre-clearance obligation applies to all Accounts held in the person's name or in the name of others in which they hold a Beneficial Ownership interest. NOTE THAT, AMONG OTHER THINGS, THIS MEANS THAT THESE PERSONS MUST PRE-CLEAR SUCH PROPOSED SECURITIES TRANSACTIONS BY THEIR SPOUSE OR DOMESTIC PARTNER, MINOR CHILDREN, AND RELATIVES WHO RESIDE IN THE PERSON'S HOUSEHOLD.

              o The SEI Compliance Officer or designated representative of the SEI Compliance Department may authorize a Pre-clearing Person to conduct the requested trade upon determining that the transaction for which pre-clearance is requested would not result in a conflict of interest or violate any other policy embodied in this Code. Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the requesting person's work role, the size and holding period of the requesting person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requesting person's requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors. The person granting the authorization must document the basis for the authorization.

         2.  TRANSACTIONS THAT DO NO HAVE TO BE PRE-CLEARED:

              o purchases or sales over which the person pre-clearing the transactions (the "Pre-clearing Person") has no direct or indirect influence or control;

              o purchases, sales or other acquisitions of Covered Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls written by Pre-clearing Person, sales from a margin account pursuant to a BONA FIDE margin call, stock dividends, stock splits, mergers consolidations, spin-offs, or other similar corporate reorganizations or distributions;

              o purchases which are part of an automatic dividend reinvestment plan or automatic employee stock purchase plans;

              o purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired for such issuer; and

              o acquisitions of Covered Securities through gifts or bequests.

         3.  PRE-CLEARANCE PROCEDURES:

              o All requests for pre-clearance of securities transactions must be submitted to the SEI Compliance Officer or designated representative of the SEI Compliance Department by completing a Pre-Clearance Request Form (attached as EXHIBIT 1) or by using the SEI Automated Pre-Clearance Trading system.

              o The following information must be provided for each request:

                           a.  Name, date, phone extension and job title

                           b. Transaction detail, i.e. whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is traded in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction; and

                           c. Signature and date; if electronically submitted, initial and date.

              o The SEI Compliance Officer or designated representative of the SEI Compliance Department will notify the requesting person whether the trading request is approved or denied via email or through the SEI Automated Pre-Clearance Trading system.

              o A Pre-clearance Request Form should not be submitted for a transaction that the requesting person does not intend to execute.

              o Pre-clearance trading authorization is valid from the time when approval is granted through the next business day. If the transaction is not executed within this period, an explanation of why the previous pre-cleared transaction was not completed must be submitted to the SEI Compliance department or entered into the SEI Automated Pre-clearance Trading system. Also, Open and Limit Orders must be resubmitted for pre-clearance approval if not executed within the permitted time period.

              o With respect to any transaction requiring pre-clearance, the person subject to pre-clearance must submit to the SEI Compliance Officer or designated representative of the SEI Compliance Department transaction reports showing the transactions for all the Investment Vehicles with respect to which such person has knowledge regarding purchases and sales that triggered the requirement to pre-clear under Section D.1. The transaction information must be provided for the 24 hour period before and after the date on which their securities transactions were effected. These reports may be submitted in hard copy or viewed through the SEI Pre-clearance Trading system.

              o The SEI Compliance Department will maintain pre-clearance records and records of exemptions granted for 5 years.

E.  REPORTING REQUIREMENTS

         1.  DUPLICATE BROKERAGE STATEMENTS (ACCESS PERSONS)

              o All Access Persons are required to instruct their broker/dealer to file duplicate statements with the SEI Compliance Department at SEI Oaks. Statements must be filed for all Accounts (including those in which the person has a Beneficial Ownership interest), except those that trade exclusively in open-end funds, government securities or monthly-automated purchases of stock through an employee stock/stock option plans. Failure of a broker/dealer to send duplicate statements will not excuse a violation of this Section.

              o Sample letters instructing the broker/dealer firms to send the statements to SEI are attached in EXHIBIT 2 of this Code. If the broker/dealer requires a letter authorizing a SEI employee to open an account, the permission letter may also be found in EXHIBIT 2. Please complete the necessary brokerage information and forward a signature ready copy to the SEI Compliance Officer.

              o If no such duplicate statement can be supplied, the employee should contact the SEI Compliance department.

         2.  INITIAL HOLDINGS REPORT (ACCESS PERSONS)

              o All Access Persons must submit an Initial Holdings Report to the SEI Compliance Officer or designated representative of the SEI Compliance Department disclosing EVERY security, including mutual fund accounts, beneficially owned directly or indirectly by such person WITHIN 10 DAYS of becoming an Access Person. Any person who returns the report late may be subject to the penalties in Section G regarding Code of Ethics violations.

              o      The following information must be provided on the report:

                     a. the title of the security;
                     b. the number of shares held;
                     c. the principal amount of the security; and
                     d. the name of the broker, dealer, transfer agent, bank or other location where the security is held.

                     The information disclosed in the report should be current as of a date no more than 30 days before the report is submitted. If the above information is contained on the Access Person's brokerage statement, he or she may attach the statement and sign the initial holdings report.

              o The Initial Holdings Report is attached as EXHIBIT 3 to this Code.

         3.  QUARTERLY REPORT OF SECURITIES TRANSACTIONS (ACCESS PERSONS)

              o All Access Persons must submit quarterly transaction reports of the purchases and/or sales of Covered Securities in which such persons have a direct or indirect Beneficial Ownership interest. The report will be provided to all of the above defined persons before the end of each quarter by the SEI Compliance Officer or designated representative of the SEI Compliance Department and must be completed and returned NO LATER THAN 10 DAYS after the end of each calendar quarter. Quarterly Transaction Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

              o      The following information must be provided on the report:

                     a. the date of the transaction, the description and number of shares, and the principal amount of each security involved;
                     b. whether the transaction is a purchase, sale or other acquisition or disposition;
                     c. the transaction price; and
                     d. the name of the broker, dealer or bank through whom the transaction was effected.
                     e. a list of securities accounts opened during the quarterly including the name of the broker, dealer or bank and account number.

              o The Quarterly Report of Securities Transaction is attached as EXHIBIT 4 to this Code.

         4.  ANNUAL REPORT OF SECURITIES HOLDINGS (ACCESS PERSONS)

              o On an annual basis, all Access Persons must submit to the SEI Compliance Officer or designated representative of the SEI Compliance Department an Annual Report of Securities Holdings that contains a list of all securities, including mutual fund accounts, in which they have any direct or indirect Beneficial Ownership interest.

              o      The following information must be provided on the report:

                     a. the title of the security;
                     b. the number of shares held;
                     c. the principal amount of the security; and
                     d. the name of the broker, dealer, transfer agent, bank or other location where the security is held.

                     The information disclosed in the report should be current as of a date no more than 30 days before the report is submitted. If the above information is contained on the Access Person's brokerage statement, he or she may attach the statement and sign the annual holdings report.

              o Annual Reports must be completed and returned to the SEI Compliance Officer or designated representative of the SEI Compliance Department WITHIN 30 DAYS after the end of the calendar year-end. Annual Reports that are not returned by the date they are due WILL be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.

              o      The Annual Report of Securities Holdings is attached as
                     EXHIBIT 5 to this Code.

          5. ANNUAL CERTIFICATION OF COMPLIANCE

              o All Access Persons and Administration Personnel will be required to certify annually that they:

                     -have read the Code of Ethics;
                     -understand the Code of Ethics; and
                     -have complied with the provisions of the Code of Ethics.

              o The SEI Compliance Officer or designated representative from the SEI Compliance Department will send out annual forms to all Access Persons and Administration Personnel that must be completed and returned NO LATER THAN 30 DAYS after the end of the calendar year. Any person who repeatedly returns the forms late may be subject to the penalties in Section G regarding Code of Ethics violations.

              o      The Annual Certification of Compliance is attached as
                     EXHIBIT 6 to this Code.

F.  DETECTION AND REPORTING OF CODE VIOLATIONS

         1. The SEI Compliance Officer or designated representative of the SEI Compliance Department will:

              o review the personal securities transaction reports or duplicate statements filed by Access Persons and compare the reports or statements of the Investment Vehicles' completed portfolio transactions. The review will be performed on a quarterly basis. If the SEI Compliance Officer or the designated representative of the SEI Compliance Department determines that a compliance violation may have occurred, the Officer will give the person an opportunity to supply explanatory material.

              o prepare an Annual Issues and Certification Report to the Board of Trustees or Directors of any Investment Vehicle that (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SEI has adopted procedures reasonably necessary to prevent its Access Persons from violating this Code; and

              o prepare a written report to SEI management outlining any violations of the Code together with recommendations for the appropriate penalties;

              o prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

         2. An employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy and any concern about retaliation should be reported immediately. Any person found to have retaliated against an employee for reporting violations will be subject to appropriate disciplinary action.

G.  VIOLATIONS OF THE CODE OF ETHICS

         1. PENALTIES:

              o Persons who violate the Code of Ethics may be subject to serious penalties, which may include:

                     o      written warning;
                     o      reversal of securities transactions;
                     o      restriction of trading privileges;
                     o      disgorgement of trading profits;
                     o      fines;
                     o      suspension or termination of employment; and/or
                     o      referral to regulatory or law enforcement agencies.

         2. PENALTY FACTORS:

              o Factors which may be considered in determining an appropriate penalty include, but are not limited to:

                     o      the harm to clients;
                     o      the frequency of occurrence;
                     o      the degree of personal benefit to the employee;
                     o      the degree of conflict of interest;
                     o      the extent of unjust enrichment;
                     o evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or
                     o the level of accurate, honest and timely cooperation from the employee.

H.  CONFIDENTIAL TREATMENT

       o The SEI Compliance Officer or designated representative from the SEI Compliance Department will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holding are treated as personal and confidential. However, such documents will be available for inspection by appropriate regulatory agencies and other parties, such as counsel, within and outside SEI as necessary to evaluate compliance with or sanctions under this Code.

I.  RECORDKEEPING

       o SEI will maintain records relating to this Code of Ethics in accordance with Rule 31a-2 under the 1940 Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

       o A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

       o A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

       o A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

       o A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.

J. DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

       o ACCOUNT - a securities trading account held by a person and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the person benefits directly or indirectly; any partnership (general, limited or otherwise) of which the person is a general partner or a principal of the general partner; and any other account over which the person exercises investment discretion.

       o BENEFICIAL OWNERSHIP - Covered Security ownership in which a person has a direct or indirect financial interest. Generally, a person will be regarded as a beneficial owner of Covered Securities that are held in the name of:

              a. a spouse or domestic partner;
              b. a  child residing at home or attending college;
              c. a relative who resides in the person's household; or
              d. any other person IF: (a) the person obtains from the securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the person can obtain title to the securities now or in the future.

       o COVERED SECURITY - except as noted below, includes any interest or instrument commonly known as a "security", including notes, bonds, stocks (including closed-end funds), debentures, convertibles, preferred stock, security future, warrants, rights, and any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities.

              A "Covered Security" DOES NOT INCLUDE (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper and high quality short-term debt instruments, including repurchase agreements, and (iv) shares issued by open-end investment companies.

       o INITIAL PUBLIC OFFERING - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

       o PURCHASE OR SALE OF A COVERED SECURITY - includes the writing of an option to purchase or sell a security.

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT
                             CODE OF ETHICS EXHIBITS


EXHIBIT 1     PRE-CLEARANCE REQUEST FORM

EXHIBIT 2     ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

EXHIBIT 3     INITIAL HOLDINGS REPORT

EXHIBIT 4     QUARTERLY TRANSACTION REPORT

EXHIBIT 5     ANNUAL SECURITIES HOLDINGS REPORT

EXHIBIT 6     ANNUAL COMPLIANCE CERTIFICATION

EXHIBIT 7 LIST OF INVESTMENT VEHICLES FOR WHICH SEI PROVIDES FUND ACCOUNTING AND ADMINISTRATION SERVICES

--------------------------------------------------------------------------------
                                    EXHIBIT 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PRECLEARANCE REQUEST FORM
--------------------------------------------------------------------------------
Name:                      Date:

Ext #:                              Title/Position:

--------------------------------------------------------------------------------
TRANSACTION DETAIL: I REQUEST PRIOR WRITTEN APPROVAL TO EXECUTE THE FOLLOWING
                    TRADE:
--------------------------------------------------------------------------------

Buy:|_| Sell:|_|        Security Name:    Security type:

No. of  Shares:   Price:            If sale, date acquired:

Held in an SEI Portfolio: Yes |_|  No |_|   If yes, provide: (a) the Portfolio's
                                            name:

(b) the date Portfolio bought or sold the security:

Initial Public Offering:               Private Placement:
Yes |_|     No |_|                     Yes |_|      No |_|
--------------------------------------------------------------------------------
DISCLOSURE STATEMENTS
--------------------------------------------------------------------------------

I hereby represent that, to the best of my knowledge, neither I nor the registered account holder: (1) is in possession of any material nonpublic information concerning the security to which this request relates; and (2) is engaging in any manipulative or deceptive trading activity.

I acknowledge that the Compliance Officer in his or her sole discretion has the right not to approve the trade, and I undertake to abide by his or her decision.

I acknowledge that this authorization is valid for a period of three (3) business days.
--------------------------------------------------------------------------------
Signature:                 Date:
--------------------------------------------------------------------------------

COMPLIANCE OFFICER'S USE ONLY
--------------------------------------------------------------------------------
Approved: |_|                 Disapproved: |_|    Date:

By:                        Comments:

Transaction Report Received:  Yes |_|          No |_|
--------------------------------------------------------------------------------

NOTE: This preclearance will lapse at the end of the day on , 20. If you decide not to effect the trade, please notify the Compliance Department or designated Compliance Officer immediately.

--------------------------------------------------------------------------------
                                    EXHIBIT 2
--------------------------------------------------------------------------------

Date:

Your Broker
street address
city, state   zip code

Re:      Your Name
         your S.S.  number or account number

Dear Sir or Madam:

Please be advised that I am an employee of SEI Investments Global Funds Services. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:


                      SEI Investments Global Funds Services
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics.

Thank you for your cooperation.

Sincerely,


Your name

Date:

[Address]

         Re: Employee Name
               Account #
               SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of SEI Investments Global Funds Services. We grant permission for him/her to open a brokerage account with your firm, provided that you agree to send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:


                      SEI Investments Global Funds Services
                         Attn: The Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456


This request is made pursuant to SEI's Code of Ethics.

Thank you for your cooperation.

Sincerely,



SEI Compliance Officer

--------------------------------------------------------------------------------
                                    EXHIBIT 3
--------------------------------------------------------------------------------

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT

                             INITIAL HOLDINGS REPORT

Name of Reporting Person:___________________________________________
Date Person Became Subject to the Code's Reporting Requirements:__________ Information in Report Dated as of: _____________________________________
Date Report Due: __________________________________________________
Date Report Submitted: _____________________________________________

SECURITIES HOLDINGS
---------------------------------------- ------------------------------------- -------------------------------------
 Name of Issuer and Title of Security       No. of Shares (if applicable)      Principal Amount, Maturity Date and
                                                                                  Interest Rate (if applicable)
---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

---------------------------------------- ------------------------------------- -------------------------------------

If you have no securities holdings to report, please check here. |_|

SECURITIES ACCOUNTS
--------------------------------------------------------------------------------------------------------------------
            Name of Broker, Dealer or Bank                            Name(s) on and Type of Account
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

If you have no securities accounts to report, please check here. |_|

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES TRANSACTIONS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS AND THAT I WILL COMPLY WITH THE CODE OF ETHICS.


Signature: ____________________       Date: ________

Received by: __________________

--------------------------------------------------------------------------------
                                    EXHIBIT 4
--------------------------------------------------------------------------------

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT

                          QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                       FOR THE QUARTER ENDED _____________
NAME:______________________________________

SUBMISSION DATE:_____________________________

SECURITIES TRANSACTIONS
--------------------- ------------------- ------------------- ------------------- -------------------- ------- ---------------------
Date of Transaction   Name of Issuer and  No. of Shares (if   Principal Amount,   Type of Transaction  Price   Name of Broker,
                      Title of Security   applicable)         Maturity Date and                                Dealer or Bank
                                                              Interest Rate (if                                Effecting Transaction
                                                              applicable)
--------------------- ------------------- ------------------- ------------------- -------------------- ------- ---------------------

--------------------- ------------------- ------------------- ------------------- -------------------- ------- ---------------------

--------------------- ------------------- ------------------- ------------------- -------------------- ------- ---------------------

--------------------- ------------------- ------------------- ------------------- -------------------- ------- ---------------------

--------------------- ------------------- ------------------- ------------------- -------------------- ------- ---------------------

If you had no reportable transactions during the quarter, please check here. |_|

SECURITIES ACCOUNTS
If you established an account within the quarter, please provide the following information:

-------------------------------------------------------------------------------------------------------------------
   Name of Broker, Dealer or Bank         Date Account was Established          Name(s) on and Type of Account
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

If you did not establish a securities account during the quarter, please check here. |_|

This report is required of all officers, directors and certain other persons under Section 204 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper or open-end investment companies. THE REPORT MUST BE RETURNED WITHIN 10 DAYS OF THE APPLICABLE CALENDAR QUARTER END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SEI Code of Ethics. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature:__________________________

Received by: _______________________

--------------------------------------------------------------------------------
                                    EXHIBIT 5
--------------------------------------------------------------------------------

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT

                        ANNUAL SECURITIES HOLDINGS REPORT
                             AS OF DECEMBER 31, ____

NAME OF REPORTING PERSON: __________________

SECURITIES HOLDINGS
----------------------------------------------- ------------------------------ ----------------------------------------------------
Name of Issuer and Title of Security            No. of Shares (if applicable)  Principal Amount, Maturity Date and Interest Rate
                                                                               (if applicable)
----------------------------------------------- ------------------------------ ----------------------------------------------------

----------------------------------------------- ------------------------------ ----------------------------------------------------

----------------------------------------------- ------------------------------ ----------------------------------------------------

----------------------------------------------- ------------------------------ ----------------------------------------------------

----------------------------------------------- ------------------------------ ----------------------------------------------------

If you had no securities holding to report this year, please check here. |_|

SECURITIES ACCOUNTS
----------------------------------------------- ------------------------------ ----------------------------------------------------
Name of Broker, Dealer or Bank                  Date Account was Established   Name(s) on and Type of Account
----------------------------------------------- ------------------------------ ----------------------------------------------------

----------------------------------------------- ------------------------------ ----------------------------------------------------

----------------------------------------------- ------------------------------ ----------------------------------------------------

----------------------------------------------- ------------------------------ ----------------------------------------------------

If you have no securities accounts to report this year, please check here. |_|

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

------------------------                          -------------------------
Signature                                                  Received by


---------
Date

Note: DO NOT report holdings of U.S. Government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds.

--------------------------------------------------------------------------------
                                    EXHIBIT 6
--------------------------------------------------------------------------------

                      SEI INVESTMENTS GLOBAL FUNDS SERVICES
                        SEI INVESTMENTS FUNDS MANAGEMENT
                            RULE 17J-1 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION


            PLEASE RETURN THE SIGNED FORM VIA EMAIL TO "2004 CODE OF
                ETHICS" OR INTEROFFICE THE FORM TO SEI COMPLIANCE
                          DEPARTMENT - MEADOWLANDS TWO

1.   I hereby acknowledge receipt of a copy of the Code of Ethics.

2. I have read and understand the Code of Ethics and recognize that I am subject thereto. In addition, I have raised any questions I may have on the Code of Ethics with the SEI Compliance Officer and have received a satisfactory response[s].

3. For all securities/accounts beneficially owned by me, I hereby declare that I have complied with the terms of the Code of Ethics during the prior year.


Print Name: ______________________

Signature:  _______________________

Date:_________

Received by SEI: ________________

--------------------------------------------------------------------------------
                                    EXHIBIT 7
--------------------------------------------------------------------------------

         INVESTMENT VEHICLES FOR WHICH SEI PROVIDES FUND ACCOUNTING AND
                            ADMINISTRATION SERVICES

Advisor's Inner Circle Funds
    Acadian Emerging Markets Portfolio
    AIG Money Market Fund
    Analytic Funds
    Cambiar Funds
    CB Core Equity Fund
    Chartwell Funds
    Chicago Asset Management Value Portfolio
    Commerce Capital Funds
    Cooke & Bieler Funds
    FMC Funds
    FMA Small Company Portfolio
    HGK Equity Value Fund
    ICM Small Company Portfolio
    Independence Small Cap Portfolio
    LSV Value Equity Fund
    McKee International Equity Portfolio
    McKinley Large Cap Growth Fund
    (Prospect) Japan Smaller Companies Fund
    Rice Hall James Portfolios
    Sirach Portfolios
    Sterling Capital Funds
    Synovus Funds
    Toews Funds
    TS&W Portfolios
    UA S&P 500 Index Fund
Amerindo Funds
Arbor Fund
    Hancock Horizon Funds
Bishop Street Funds
Causeway Capital Management
Chartwell Dividend and Income Fund
CNI Charter Funds
The Expedition Funds
Excelsior Funds
First American Funds (various closed-end funds)

HighMark Funds
The Japan Fund
Johnson Family Funds
MDL Funds
Nevis Fund
Oak Associates Funds
Pitcairn Funds
Schroder Funds
Schwab Funds
SEI Funds
STI Classic Funds
TD Waterhouse Funds
Turner Funds
TT International Funds